                                                                    EXHIBIT 3.45

                            CERTIFICATE OF FORMATION

                                       OF

                       ONDEO NALCO WORLDWIDE HOLDINGS LLC

1.   The name of the limited liability company is ONDEO Nalco Worldwide Holdings
     LLC.

2.   The address of the registered office in the State of Delaware is 1209
     Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of ONDEO Nalco Worldwide Holdings LLC this 18th day of October, 2001.

                                            /s/ Howard L. Rosenberg
                                            ------------------------------
                                            Howard L. Rosenberg
                                            Authorized Person

                              CERTIFICATE OF MERGER
                                     MERGING
                            CHICAGO CHEMICAL COMPANY
                                  WITH AND INTO
                       ONDEO NALCO WORLDWIDE HOLDINGS LLC

     Pursuant to Section 18-209 of the Delaware Limited Liability Company Act
(the "DLLCA"), ONDEO Nalco Worldwide Holdings LLC, a Delaware limited liability company ("Worldwide Holdings"), does hereby certify the following with respect to the merger (the "Merger") of Chicago Chemical Company, an Illinois
corporation ("Chemical"), with and into Worldwide Holdings:

     1.   The name and state of organization of each of the constituent entities to the Merger is as follows:

            Name                                       State of Organization
            ----                                       ---------------------

            Chicago Chemical Company                          Illinois
            ONDEO Nalco Worldwide Holdings LLC                Delaware

     2.   An Agreement and Plan of Merger, dated as of October 22, 2001 (the
          "Merger Agreement"), by and between Worldwide Holdings and Chemical, has been approved and executed by each of the constituent entities.

     3.   The name of the surviving entity is ONDEO Nalco Worldwide Holdings
          LLC, a Delaware limited liability company.

     4.   The certificate of formation of ONDEO Nalco Worldwide Holdings LLC, a
          Delaware limited liability company, which is the surviving limited liability company in the Merger, shall be the certificate of formation of the surviving limited liability company.

     5.   The executed Merger Agreement is on file at the principal place of business of the surviving limited liability company, the address of which is ONDEO Nalco Center, Naperville, Illinois 60563.

     6.   A copy of the Merger Agreement will be furnished by the surviving limited liability company, on request and without cost, to any shareholder of Chemical and any member of Worldwide Holdings.

                                      -2-

     IN WITNESS WHEREOF, ONDEO Nalco Worldwide Holdings LLC has caused this
Certificate of Merger to be executed this 22nd day of October 2001.

                                      ONDEO NALCO WORLDWIDE HOLDINGS LLC

                                      By: /s/ J. Michael Newton
                                          ---------------------------------
                                      Name: J. Michael Newton
                                            -------------------------------
                                      Title: Manager
                                            -------------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                       ONDEO NALCO WORLDWIDE HOLDINGS LLC

     1. The name of the limited liability company is ONDEO NALCO WORLDWIDE
HOLDINGS LLC.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:

          "1. The name of the limited liability company (the "LLC") is Nalco
          Worldwide Holdings LLC."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of Ondeo Nalco Worldwide Holdings LLC this 24th day of November, 2003.

                                          /s/ Michael P. Murphy
                                          -------------------------------------
                                                              Michael P. Murphy
                                                                        Manager